                                                                    Exhibit 1.01

                                 TERMS AGREEMENT

                                                    January 30, 2004

Citigroup Inc.
399 Park Avenue
New York, New York 10043

Attention: Treasurer

Ladies and Gentlemen:

         We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell E1,350,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, Citigroup Global Markets Limited, Barclays Bank PLC, UBS Limited, BNP Paribas, WestLB AG, ABN AMRO Bank N.V., BCP Investimento - Banco Comercial Portugues de Investimento, SA and Natexis Banques Populaires, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.366% of the principal amount thereof, plus accrued interest, if any from the date of issuance. The Closing Date shall be February 10, 2004, at 8:30 A.M. New York City Time. The closing shall take place at the Corporate Law offices of the Company located at 425 Park Avenue, New York, New York 10043.

         The Securities shall have the following terms:

Title: .......................    4.75% Fixed Rate /Floating Rate Subordinated Notes
                                  due 2019

Maturity: ....................    February 10, 2019

Redemption Dates: ............    February 10, 2014 and any Interest Payment Date
                                  thereafter

Interest Rate: ...............    From the Closing Date to but excluding the first
                                  Redemption Date:  4.75% per annum
                                  From the first Redemption Date to Maturity (unless
                                  otherwise redeemed):  Three-month   EURIBOR plus
                                  1.40%

Interest Payment Dates: ......    From the Closing Date to but excluding the first
                                  Redemption Date:  Annually on February 10,
                                  commencing February 10, 2005
                                  From the first Redemption Date to Maturity (unless
                                  otherwise redeemed):  Quarterly on the 10th of
                                  February, May, August and November, commencing May
                                  10, 2014

Initial Price to Public: .....    99.766% of the principal amount thereof, plus
                                  accrued interest, if any, from February 10, 2004

Redemption Provisions: .......    The Securities are redeemable, in whole and not in
                                  part, by the Company on the first Redemption Date
                                  and on any Interest Payment Date thereafter, and at
                                  any time upon the occurrence of certain events
                                  involving United States taxation, as set forth in
                                  the Prospectus Supplement, dated January 30, 2004,
                                  to the Prospectus, dated July 23, 2003.

Record Date: .................    From the Closing Date to but excluding the first
                                  Redemption Date:  The January 31 preceding each
                                  Interest Payment Date
                                  From the first Redemption Date to Maturity (unless
                                  otherwise redeemed):  The business day preceding
                                  each Interest Payment Date

Additional Terms:

         The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream International ("Clearstream") or their respective nominees, as described in the Prospectus Supplement relating to the Securities. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream and their respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable in Euros; however, when beneficial interests in the Securities are held through DTC, all payments in respect of such Securities will be made in United States dollars, unless the holder of such beneficial interest elects payment in Euros as described in the Prospectus Supplement. The provisions of Sections 11.03 and 11.04 of the Indenture relating to defeasance shall apply to the Securities.

         All the provisions contained in the document entitled "Primerica Corporation -- Debt Securities -- Underwriting Agreement -- Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

         Basic Provisions varied with respect to this Terms Agreement:

         (a) all references to Primerica Corporation shall refer to Citigroup Inc.;

         (b) in the thirteenth line of the first paragraph, delete " March 15, 1987, between Primerica Corporation, a New Jersey corporation formerly known as American Can Company ("old Primerica"), and The Bank of New York, as trustee (such trustee or such other trustee as may be named for the Securities, being hereinafter referred to as the "Trustee"), as amended by the First Supplemental Indenture dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc., a Delaware corporation ("Holdings") and the Trustee, the Second Supplemental Indenture dated as of January 31, 1991 between Holdings and the Trustee, and the Third Supplemental Indenture dated as of December 9, 1992 among the "Company, Holdings and the Trustee" and insert in lieu thereof "April 12, 2001, between Citigroup Inc., a Delaware corporation, and Bank One Trust Company, N.A., as trustee (such trustee or such other trustee as may be named for the Securities, being hereinafter referred to as the "Trustee")";

         (c) in the second line of Section 2(a), delete "(33-55542), including a prospectus" and insert in lieu thereof "(333-106598), including a prospectus" and any reference in the Basic Provisions to the "Registration Statement" shall be deemed to be a reference to such registration statement on Form S-3;

         (d) in the third paragraph of Section 3, delete the phrase "certified or official bank check or checks in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

         (e) in the fifth paragraph of Section 3, delete the phrase "certified or official bank check in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

         (f) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global";

         (g) in the ninth line of Section 6(a), delete "such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration Statement";

         (h) in the eighth line of Section 6(b), delete "in any part of such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration Statement"; and

         (i) in the sixth line of Section 10, delete "65 East 55th Street, New York, New York 10022," and insert in lieu thereof "399 Park Avenue, New York, New York 10043."

         The Company agrees to use its best efforts to have the Securities approved for listing on the Luxembourg Stock Exchange and to maintain such listing so long as any of the Securities are outstanding, provided, however that:

          (a) if it is impracticable or unduly burdensome, in the good faith determination of the Company, to maintain such listing due to changes in listing requirements occurring after the date of the Prospectus Supplement, or

          (b) if the Transparency Directive (as defined in the Prospectus Supplement) is adopted and is implemented in Luxembourg in a manner that would require the Company to publish financial information according to accounting principles and/or standards that are materially different from United States generally accepted accounting principles, the Company may de-list the Securities from the Luxembourg Stock Exchange and shall use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation of the Securities by another listing authority, exchange or system within or outside the European Union as it may decide. If such an alternative admission is not available or is, in the Company's opinion, unduly burdensome, such an alternative admission will not be obtained, and the Company shall have no further obligation in respect of any listing, trading or quotation for the Securities.

          The Company further agrees and hereby represents that it has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in the section MAR 2 Annex 2G of the Financial Services Handbook, and has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release relating to any Securities without the Stabilization/FSA legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000.

          The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

          Each Underwriter further agrees and hereby represents that:

          (a) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date for the issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995;

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

          (c) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of FSMA does not apply the Company;

          (d) it will not offer or sell any Securities directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

          (e) it is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Securities and that it will comply with the Securities Selling Prospectus Act (the "SSPA") of the Federal Republic of Germany

     (Wertpapier-Verkaufsprospektgesetz). In particular, each Underwriter represents that it has undertaken not to engage in a public offering (offentliche Anbieten) in the Federal Republic of Germany with respect to any Securities otherwise than in accordance with the SSPA and any other act replacing or supplementing the SSPA and all the other applicable laws and regulations;

          (f) the Securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France the Prospectus Supplement, the Prospectus or any other offering material relating to the Securities;

          (g) it and each of its affiliates has not offered or sold, and it will not offer or sell, the Securities by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the Securities other than with respect to the Securities to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent; and

          (h) it acknowledges that the Securities may not be offered, sold, transferred or delivered in or from The Netherlands as part of their initial distribution or at any time thereafter directly or indirectly, other than to individuals or legal entities (which include, but are not limited to, banks, brokers, dealers or finance companies which are subject to adequate supervision), institutional investors, insurance companies, pension funds, central governments and large public international organizations and large undertakings (through their treasury department) which are listed on a sufficiently regulated stock exchange, who or which regularly trade or invest in securities in the conduct of a business or a profession for their own account, all within the meaning of the Securities Transactions Supervision Act 1995 (Wet Toezicht Effectenverkeer 1995).

          In addition to the legal opinions required by Sections 5(c) and 5(d) of the Basic Provisions, the Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. tax counsel to the Company, dated the Closing Date, to the effect that although the discussion set forth in the Prospectus Supplement under the heading "United States Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities to holders of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to holders of the Securities.

          John R. Dye, Esq., General Counsel -- Capital Markets of the Company, is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is special U.S. tax counsel to the Company. Cleary, Gottlieb, Steen & Hamilton is counsel to the Underwriters.

          Please accept this offer no later than 9:00 p.m. Eastern Time on January 30, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

          "We hereby accept your offer, set forth in the Terms Agreement, dated January 30, 2004, to purchase the Securities on the terms set forth therein."

                                        Very truly yours,

                                        CITIGROUP GLOBAL MARKETS LIMITED,
                                        on behalf of the Underwriters listed in
                                        Annex A hereto

                                        By: CITIGROUP GLOBAL MARKETS LIMITED

                                        By:    /s/ Ivan Browne
                                            ------------------------------------
                                            Name: Ivan Browne
                                            Title: Duly Authorised Attorney

ACCEPTED:

CITIGROUP INC.

By: /s/ Eric Wentzel
   -----------------------------
   Name: Eric Wentzel
   Title: Assistant Treasurer

                                     ANNEX A

             NAME OF UNDERWRITER                 PRINCIPAL AMOUNT OF SECURITIES
-----------------------------------------------  ------------------------------
Citigroup Global Markets Limited                           E1,134,000,000
Barclays Bank PLC                                              54,000,000
UBS Limited                                                    54,000,000
BNP Paribas                                                    33,750,000
WestLB AG                                                      33,750,000
ABN AMRO Bank N.V.                                             13,500,000
BCP Investimento - Banco Comercial Portugues de                13,500,000
     Investimento, SA
Natexis Banques Populaires                                     13,500,000
                                                           --------------

      TOTAL                                                E1,350,000,000
                                                           ==============